                                                                       Exhibit 4

                    SMARTFORCE SHAREHOLDER VOTING AGREEMENT

      SMARTFORCE SHAREHOLDER VOTING AGREEMENT, dated as of June 10, 2002 (this "Agreement"), among the Shareholders of SmartForce Public Limited Company, a public limited company organized under the laws of the Republic of Ireland ("SmartForce") listed on the signature page(s) hereto (collectively, "Shareholders" and each individually, a "Shareholder"), SmartForce and SkillSoft Corporation, a Delaware corporation ("SkillSoft"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

      WHEREAS, as of the date hereof, the Shareholders collectively own of record and beneficially SmartForce Ordinary Shares and SmartForce ADSs, as set forth on Schedule I hereto (such shares, or any other voting or equity securities of SmartForce hereafter acquired by any Shareholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

      WHEREAS, immediately prior to the execution of this Agreement, SmartForce and SkillSoft are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of SmartForce will be merged with and into SkillSoft, and SkillSoft will be the surviving corporation (the "Merger"); and

      WHEREAS, as a condition to the willingness of SkillSoft to enter into the Merger Agreement, SkillSoft has required that the Shareholders agree, and in order to induce SkillSoft to enter into the Merger Agreement, the Shareholders are willing, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

      Section 1. Voting of Shares.

            (a) Each Shareholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the SmartForce Meeting or any other meeting of the shareholders of SmartForce, however called, and in any action by written consent of SmartForce, such Shareholder will vote, or cause to be voted, all of his, her or its respective Shares (a) in favor of the approval of the SmartForce Voting Proposal and (b) in favor of any matter that could reasonably be expected to facilitate the Merger and against any matter that is inconsistent with the consummation of the Merger and the other transactions contemplated by the Merger Agreement (including, without limitation, against any other Acquisition Proposal).

            (b) Each Shareholder hereby irrevocably grants to, and appoints, SkillSoft, and any individual designated in writing by it, and each of them individually, as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares at any meeting of the shareholders of SmartForce called with respect to any of the matters specified in, and in accordance and consistent with this
Section 1. Each Shareholder
understands and acknowledges that SkillSoft is entering into the Merger Agreement in reliance upon the Shareholders' execution and delivery of this Agreement. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Except as otherwise provided for herein, each Shareholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked,
(ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of applicable law. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

      Section 2. Transfer of Shares.

            (a) Each Shareholder covenants and agrees that such Shareholder will not directly or indirectly (i) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option, short sale, equity swap, hedge or other arrangement or undertaking with respect to the direct or indirect actual or potential sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares. Notwithstanding the foregoing, during any 30 day period, a Shareholder may sell, assign or transfer up to 2.5% of the Shares owned by such Shareholder as of the date of this Agreement.

            (b) Each Shareholder agrees to submit to SmartForce contemporaneously with or promptly following execution of this Agreement all certificates representing the Shares so that the SmartForce may place thereon a conspicuous legend referring to the transfer restrictions set forth in this Agreement and SmartForce shall cause its transfer agent to decline to transfer and to note stop transfer restrictions on the share register and other records relating to the Shares.

      Section 3. Representations and Warranties of the Shareholders. Each Shareholder on its, his or her own behalf hereby severally represents and warrants to SkillSoft with respect to itself and its, his or her ownership of the Shares as follows:

            (a) Ownership of Shares. The Shareholder beneficially owns all of the Shares as set forth on Schedule I hereto and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Shareholder owns no SmartForce Ordinary Shares or SmartForce ADSs other than the Shares as set forth on Schedule I hereto. The Shareholder has sole voting power, without restrictions, with respect to all of the Shares.

            (b) Power, Binding Agreement. The Shareholder has the legal capacity and all requisite power and authority to enter into and perform all of its, his or her obligations, under this Agreement. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

            (c) No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Shareholder, the Shares or any of the Shareholder's properties or assets. Except as expressly contemplated hereby, the Shareholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, shareholders' agreement, partnership agreement or voting trust.

      Section 4. Termination. This Agreement shall terminate upon the earlier to occur of (i) the Effective Time or (ii) any termination of the Merger Agreement in accordance with the terms thereof; provided that no such termination shall relieve any party of liability for a willful breach hereof prior to termination.

      Section 5. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

      Section 6. Fiduciary Duties. Each Shareholder is signing this Agreement solely in such Shareholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Shareholder from taking or not taking any action in his or her capacity as an officer or director of SmartForce, to the extent permitted by the Merger Agreement.

      Section 7. Consent and Waiver. Each Shareholder in its, his or her capacity as a shareholder of SmartForce hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which such Shareholder is a party or pursuant to any rights such Shareholder may have in its, his or her capacity as a shareholder of SmartForce.

      Section 8. Miscellaneous.

            (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

            (b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

            (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

            (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

            (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide or international overnight courier service, in each case to the intended recipient as set forth below:

                  (i) if to a Shareholder to the address set forth on the respective signature page of this Agreement;

                  with copies to:

                  Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road
                  Palo Alto, California 94304
                  Attn:  Steven V. Bernard, Esq.
                  Telecopy:  (650) 493-6811

                  and

                  Wilson Sonsini Goodrich & Rosati Professional Corporation One Market
                  Spear Street Tower, Suite 3300
                  San Francisco, California 94105
                  Attn:  Michael J. Kennedy, Esq.
                  Telecopy:  (415) 947-2099

                  (ii)  if to SkillSoft to:

                  SkillSoft Corporation
                  20 Industrial Park Drive
                  Nashua, New Hampshire
                  Attn:  Chief Executive Officer

                  with a copy to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA 02109

                  Attn:  Patrick J. Rondeau, Esq.
                  Telecopy: (617) 526-5000

            (f) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

            (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that SkillSoft may assign this Agreement to any direct or indirect wholly owned subsidiary of SkillSoft without such consent, provided that SkillSoft shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

            (h) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

            (i) WAIVER OF JURY TRIAL. SKILLSOFT AND EACH SHAREHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON

CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SKILLSOFT OR EACH SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

                           [Signature Page to follow]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

                                            SKILLSOFT CORPORATION

                                            By: /s/ Charles E. Moran
                                               ---------------------------------

                                            Name: Charles E. Moran
                                                 -------------------------------

                                            Title: President and CEO
                                                  ------------------------------


                                            SHAREHOLDERS:


                                            ------------------------------------
                                                         Signature

                                            ------------------------------------
                                                           Name

                                            ------------------------------------
                                                          Address

                                            ------------------------------------
                                                          Address

                                      /s/ Gregory M. Priest
                                      ------------------------------------------
                                                    Signature

                                      Gregory M. Priest
                                      ------------------------------------------
                                                    Name

                                      SmartForce, 900 Chesapeake Drive
                                      ------------------------------------------
                                                    Address

                                      Redwood City, CA 94063
                                      ------------------------------------------
                                                    Address

                                      /s/ Jeffrey N. Newton
                                      ------------------------------------------
                                                       Signature

                                      Jeffrey N. Newton
                                      ------------------------------------------
                                                       Name

                                      SmartForce, 900 Chesapeake Drive
                                      ------------------------------------------
                                                       Address

                                      Redwood City, CA 94063
                                      ------------------------------------------
                                                       Address

                                     /s/ Colm Darcy
                                     -------------------------------------------
                                                    Signature

                                     Colm Darcy
                                     -------------------------------------------
                                                    Name


                                     -------------------------------------------
                                                    Address


                                     -------------------------------------------
                                                    Address

                                     /s/ Ronald C. Conway
                                     -------------------------------------------
                                                     Signature

                                     Ronald C. Conway
                                     -------------------------------------------
                                                     Name


                                     -------------------------------------------
                                                     Address


                                     -------------------------------------------
                                                     Address

                                     /s/ John M. Grillos
                                     -------------------------------------------
                                                     Signature

                                     John M. Grillos
                                     -------------------------------------------
                                                     Name


                                     -------------------------------------------
                                                     Address


                                     -------------------------------------------
                                                     Address

                                     /s/ James S. Krzywicki
                                     -------------------------------------------
                                                    Signature

                                     James S. Krzywicki
                                     -------------------------------------------
                                                    Name


                                     -------------------------------------------
                                                    Address


                                     -------------------------------------------
                                                    Address

                                      /s/ Patrick J. McDonagh
                                      ------------------------------------------
                                                       Signature

                                      Patrick J. McDonagh
                                      ------------------------------------------
                                                       Name


                                      ------------------------------------------
                                                       Address


                                      ------------------------------------------
                                                       Address

                                      /s/ Ferdinand von Prondzynski
                                      ------------------------------------------
                                                      Signature

                                      Ferdinand von Prondzynski
                                      ------------------------------------------
                                                      Name


                                      ------------------------------------------
                                                      Address


                                      ------------------------------------------
                                                      Address

                                    /s/ Patrick Eric Murphy
                                    --------------------------------------------
                                                     Signature

                                    Patrick Eric Murphy
                                    --------------------------------------------
                                                     Name


                                    --------------------------------------------
                                                     Address


                                    --------------------------------------------
                                                     Address

                                            SMARTFORCE PUBLIC LIMITED COMPANY

                                            By: /s/ Gregory M. Priest
                                               ---------------------------------

                                            Name: Gregory M. Priest
                                                 -------------------------------

                                            Title: Chairman and CEO
                                                  ------------------------------

                                   SCHEDULE I

                                        NUMBER OF SATURN                NUMBER OF SATURN
SHAREHOLDER                          ORDINARY SHARES OWNED                 ADSs OWNED
-----------                          ---------------------              ----------------
Patrick Eric Murphy                            0                                0

Ronald C. Conway                               0                                0

Ferdinand von Prondzynski                      10                              10

James S. Krzywicki                           3,000                            3,000

Colm Darcy                                   4,335                            4,335

Patrick J. McDonagh                         300,000                          300,000

Jeffrey N. Newton                            3,163                            3,163

Gregory M. Priest                            71,024                          71,024

John M. Grillos                              2,700                            2,700


Note: None of the individuals above own ordinary shares directly (all shares are held as ADSs via AIB Custodial Nominees Ltd.)



                                      -10-